Company Logo OUTDOOR HOLDING COMPANY 7681 E GRAY RD. SCOTTSDALE, AZ 85260 SCAN TO OUTDOOR HOLDING COMPANY7681 E GRAY RD.SCOTTSDALE, AZ 85260 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/POWW2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V76920-P35526 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OUTDOOR HOLDING COMPANY The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5 and 6: 1. Director Election Proposal – to elect five directors to serve on our Board of Directors until the Company’s 2026 annual meeting of stockholders and until their successors are duly elected and qualified; Nominees: For Against Abstain 1a. Steven F. Urvan ☐ ☐ ☐ 1b. Christos Tsentas ☐ ☐ ☐ 1c. Wayne Walker ☐ ☐ ☐ 1d. Houman Akhavan ☐ ☐ ☐ 1e. David Douglas ☐ ☐ ☐ 2. Auditor Ratification Proposal – to ratify the appointment of Withum Smith & Brown, P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026; ☐ ☐ ☐ 3. Incentive Plan Proposal – to approve the Outdoor Holding Company 2025 Long-Term Incentive Plan; ☐ ☐ ☐ 4. Warrant Share Issuance Proposal – to approve, for the purpose of complying with the applicable rules of the Nasdaq Capital Market (“Nasdaq” and such rules, the “Nasdaq Rules”), including but not limited to Nasdaq Rule 5635(b) and (d), the issuance of a warrant (the “Additional Warrant”) and the issuance of up to 13,000,000 shares of our Common Stock upon exercise of the Additional Warrant to an affiliated designee of Steven F. Urvan, Chairman of the Board and our Chief Executive Officer, pursuant to the Settlement Agreement (as defined in the accompanying Proxy Statement) that became effective on May 30, 2025; ☐ ☐ ☐ 5. Reverse Stock Split Proposal – to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio in the range of 1-for-5 to 1-for-10 (the “Reverse Stock Split”), with the exact ratio to be determined at the discretion of the Board, to be effected at such time and date, if at all, as determined by the Board, but in any case prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting; ☐ ☐ ☐ 6. Say-on-Pay Proposal – to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement; and ☐ ☐ ☐ The Board of Directors recommends you vote 3 Years on the following proposal: 1 Year 2 Years 3 Years Abstain 7. Say-on-Frequency Proposal – to approve, on an advisory basis, theUNITED STATES

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Outdoor Holding Company

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frequency of future advisory votes on named executive officer compensation. ☐ ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the named proxies in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Preliminary Copy – Subject to Completion Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K is available at www.proxyvote.com. ------------------------------------------------------------------------------- V76921 V76921-P35526 OUTDOOR HOLDING COMPANY 2025 Annual Meeting of Stockholders August 29, 2025 12:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven F. Urvan and Paul Kasowski, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of OUTDOOR HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time, on August 29, 2025, at www.virtualshareholdermeeting.com/POWW2025, and any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" each director nominee, "For" Proposals 2, 3, 4, 5 and 6, and "3 Years" for Proposal 7, in accordance with the Board of Directors' recommendations. In their discretion, the named proxies are authorized to vote on such other matters that may properly come before the meeting or any adjournment or postponement thereof. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this proxy card. Continued and to be signed on reverse side